SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


                        Date of Report: October 14, 1997


                         Grand Havana Enterprises, Inc.
           (Exact name of the registrant as specified in its charter)



   Delaware                      0-24828                            95-442837
(State or other                (Commission                       (IRS Employer
  jurisdiction of              File Number)                       I.D. Number)
  Incorporation)


             1990 Westwood Blvd., Los Angeles, CA.                     90025
             (Address of principal executive offices)               (Zip Code)


                              (310) 475-5600
                         Registrant's telephone number,
                               including area code


                            United Restaurants, Inc.
          (Former name or former address, if changed from last report)

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

         On October 14, 1997, Grand Havana Enterprises, Inc. (the "Company") concluded a Regulation S offering of 3,229,267 units, to a total of 10 non-U.S. investors, each unit consisting of one share of Common Stock and a warrant to purchase 1/2 share of Common Stock exercisable at $1.50 per share of Common Stock for aggregate gross proceeds to the Company of approximately $2,650,000. In connection with this offering, the Company paid a placement fee to Baytree Associates, Incorporated, the selling agent, of 10%, a non-accountable expense allowance of 3%, and, in addition, delivered a warrant to purchase 600,000 shares of Common Stock exercisable at $.85 per share as a finder's fee. This offering was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                                GRAND HAVANA ENTERPRISES, INC.



Date:    October 14, 1997                   BY:         /s/ Stanley Shuster
                                               ----------------------------
                                                           Stanley Shuster
                                                   Executive Vice President